Exhibit 10.106
Second Amendment
To The
Amended and Restated Transportation Services Agreement
Effective January 1, 2015
Between
Marathon Petroleum Company LP
and
Hardin Street Marine LLC

    THIS SECOND AMENDMENT (“Amendment”) by and between Hardin Street Marine LLC (“HSM”) and Marathon Petroleum Company LP (“MPC”) is effective as of the 1st day of January, 2021 (which shall be the “Effective Date” for purposes of this Amendment).

WITNESSETH:

    WHEREAS, HSM and MPC entered into that certain Amended and Restated Transportation Services Agreement effective January 1, 2015, subsequently amended on June 1, 2020 (collectively, the “Agreement”); and

    WHEREAS, HSM and MPC desire to amend the Agreement as specified in this Amendment.

    NOW THEREFORE, in consideration of the mutual promises and covenants contained in the Agreement and this Amendment, MPC and HSM hereby agree to amend the Agreement as follows:

1.    Exhibit B of the Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

2.    Exhibit G of the Agreement is hereby deleted in its entirety and replaced with Exhibit G attached hereto.

3.    Defined Terms. All capitalized terms used herein and not otherwise defined or redefined herein shall have the meanings assigned to them in the Agreement, and all terms defined or redefined herein shall be given the meaning set out herein.

4.    Counterparts. This Amendment may be executed in counterparts, each of which will be deemed to be an original and taken together shall be considered as one document.
5.    Agreement Effective. Except as herein modified, all terms and conditions of the Agreement, as amended, shall remain in full force and effect, shall not be considered amended or modified except as is specifically set forth in this Amendment, and are hereby ratified and confirmed in all respects.

6.    Due Authorization. Each party hereby represents and warrants to the other that the person executing this Amendment on behalf of such party has been duly authorized to execute and deliver this Amendment, and this Amendment is binding upon HSM and MPC in accordance with the terms hereof. By signing this Amendment, HSM and MPC acknowledge full acceptance of all the terms and conditions, including all exhibits, riders, and addenda.

7.    Facsimile and/or Electronic Signatures. HSM and MPC may execute this Amendment by facsimile signature and/or electronically with the intent that such facsimile and/or electronic signature will have the same effect as a handwritten original signature.  By signing via facsimile and/or electronically, HSM and MPC acknowledge that they have read, understand and hereby agree to be bound by the facsimile and/or electronic signatures applied to this Amendment in the same manner as if such parties had signed this Amendment with handwritten original signatures.

[Signature Page Follows]

    IN WITNESS WHEREOF, this Amendment has been executed on the day and date noted above as the Effective Date for this Amendment.

Hardin Street Marine LLC		Marathon Petroleum Company LP By: MPC Investment LLC, its General Partner
Signed By:	/s/ Todd Sandifer	Signed By:	/s/ Cynthia J. Clark

Printed Name:	Todd Sandifer	Printed Name:	Cynthia J. Clark

Title:	President	Title:	Vice President, Clean Products Value Chain Midwest

/s/ Tessa Kelbley		/s/ PYM
Tessa Kelbley (Jan 20, 2021 14:45 EST)		PYM (Jan 20, 2021 09:26 EST)
Approved As To Form		Approved As To Form